Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc. pertaining to BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates,

2.	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc. pertaining to BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates,

3.	Registration Statement (Form S-8 No. 333-109121) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates,

4.	Registration Statement (Form S-8 No. 333-162362) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates,

5.	Registration Statement (Form S-8 No. 333-163897) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates,

6.	Registration Statement (Form S-8 No. 333-179555) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, and

7.	Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc. pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates;

of our report dated July 1, 2013, with respect to the financial statements and schedule of the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and Their Affiliates included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
New York, New York
July 1, 2013